                                                                    EXHIBIT 10.2

                          AMENDED AND RESTATED SUBLEASE

This amended and restated sublease (the "Restated Sublease") is made and entered into by and between CHORDIANT SOFTWARE, INC., a Delaware corporation (hereinafter, "Sublessor") and AMICAS, INC., a Delaware corporation (hereinafter, "Sublessee"), and amends and restates the existing sublease entered into by the parties on May 31, 2002 (the "Existing Sublease").

      Reference is hereby made to that certain lease (the "Overlease") between B.V. Development, LLC, (hereinafter, "Overlandlord") as lessor and Prime Response, Inc., a predecessor in interest to Sublessor, as lessee, dated as of June 9, 2000, and demising approximately 16,308 rentable square feet (as defined in the Overlease) on the second floor of the building at 20 Guest Street, Boston (Brighton), Massachusetts (the "Premises").

      WHEREAS Sublessor is desirous of subleasing the Premises to Sublessee; and

      WHEREAS Sublessee is desirous of subleasing the Premises from Sublessor.

      NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth and for one dollar and other valuable consideration, each party hereto to the other paid, the receipt and sufficiency of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

            1. Sublessor hereby leases to Sublessee and Sublessee hereby hires and takes from Sublessor the Premises and the various rights appurtenant thereto as set forth in the Overlease except as and to the extent hereinafter set forth for an original term commencing June 1, 2002, and ending May 31, 2005 (the "Original Term") and for an extended term commencing June 1, 2005, and ending July 31, 2006 (the "Extended Term") unless earlier terminated pursuant hereto or to the terms of the Overlease. Sublessee acknowledges that a termination of the Overlease for any reason whatsoever shall constitute a termination of this Restated Sublease on the same date and that in the event of any such termination Sublessee shall have no recourse whatever against Sublessor for damages or otherwise on account thereof except only and to the extent that such termination has been caused by the default of the Sublessor under the Overlease.

            2. Provided Sublessee is not in default hereunder, beyond applicable grace and/or cure periods, either at the time of the giving of the following described notice or at the commencement of the Second Extended Term (hereinafter defined) and provided the Overlease is still in effect, Sublessee shall have the right, upon written notice to Sublessor given at least six months prior to the end of the Extended Term, to extend the term for a further period of seventeen
(17) months through December 31, 2007 (the "Second Extended Term") upon all of the same terms and conditions applicable to the Extended Term except that the rent during the Second Extended Term for the Premises shall be at the rate of $407,700 per annum during the Second Extended Term, payable $33,975.00 per month on the first day of each month during the Second Extended Term.

            3. Sublessee shall pay to Sublessor rent (i) at the rate of $326,160.00 per annum for the first twelve months of the Original Term, payable $27,180.00 per month on the first day of each said first twelve months; (ii) at the rate of $334,314.00 per annum for the second twelve months of the Original Term, payable $27,859.50 per month on the first day of each of said second twelve months of the Original Term; and (iii) at the rate of $342,468.00 per annum for the third twelve months of the Original Term, payable $28,539.00 per month on the first day of each of said third twelve months of the Original Term except only that the rent for the first full month of the term of this Sublease shall be paid, together with the security deposit referred to below, on the execution date hereof. Sublessee shall pay to Sublessor rent at the rate of $366,930.00 per annum during the Extended Term, payable $30,577.50 per month on the first day of each month of the Extended Term. Rent for any fraction of a month at the end of the term shall be proportionately pro-rated. All rent and all other sums payable by Subleasee hereunder or in connection herewith shall be paid when due directly to Sublessor and shall not be paid to the Overlandlord or any other party unless Sublessor specifically directs Sublessee to the contrary in writing. Sublessor covenants and agrees to perform all obligations of the lessee under the Overlease except only for those which are the obligation of the Sublessee pursuant hereto; however, Sublessor agrees to pay when due or within any grace period allowed therefor all rent and other sums which are due to the Overlandlord under the Overlease.

            4. Sublessee will pay directly to the utility (or other supplier) when due all charges for electricity supplied to the Premises.

            5. Sublessee shall have the right during the Original Term, the Extended Term and (if exercised) the Second Extended Term to use in the Premises the furniture of Sublessor listed on the inventory thereof attached hereto without charge therefor; however, at the end of the term hereof Sublessee shall leave said furniture in the condition in which it was at the beginning of the Original Term, reasonable wear and tear excepted, the risk of casualty loss being that of Sublessee.

            6. Sublessee shall have the right during the Original Term, the Extended Term and (if exercised) the Second Extended Term to use the existing telephone wires, handsets and related apparatus of Sublessor in the Premises (the "Telephone System") without charge therefor, such right of use being given "as is" and "where is" and without representation or warranty as to the condition thereof and without obligation on the part of the Sublessor to perform any maintenance or make any repair thereto. At the end of the term hereof Sublessee shall leave the telephone system in the condition it was in at the beginning of the Original Term, reasonable wear and tear excepted, the risk of casualty loss being that of Sublessee.

            7. Sublessor acknowledges having received from Sublessee at the beginning of the Original Term the sum of $54,360.00 (the "Security Deposit") to be held by Sublessor, without interest, as security for the performance by Sublessee of its obligations hereunder during the Original Term, the Extended Term and, if exercised, the Second Extended Term, which Security Deposit shall be returned to Sublessee within thirty (30) days after the termination of this Sublease, provided there then exists no breach or default of any obligation of Sublessee. If all or any part of the Security Deposit is applied to an obligation of Sublessee hereunder, Sublessee shall immediately upon request by Sublessor restore the Security Deposit to its original amount. Sublessee shall not have the right to call upon Sublessor to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Sublessee, such use being solely in the discretion of Sublessor. Upon any transfer by Sublessor of its interest under this Restated Sublease, the Security Deposit may be delivered by Sublessor to Sublessor's transferee.

            8. Sublessor and Sublessee each represent and warrant to the other they have not dealt with any broker or other party entitled to a commission (other than Robert F. Fitzgerald, Jr. and/or Ellen Fantini of Grubb & Ellis and Stephen A. James and/or Thomas Aitken of NAI/Hunneman Commercial Company) in the negotiation and consummation of this Sublease; and in the event of any brokerage claims against either party predicated upon or arising out of any such dealings, the party having had such dealings shall defend the other and indemnify and hold the other harmless from and against all such claims. The commissions due Grubb & Ellis and NAI/Hunneman Commercial Company shall be the obligation of Sublessor.

            9. This Restated Sublease and all of the rights of the Sublessee hereunder (notwithstanding that this Sublease may have been executed by the parties hereto) are subject to, and shall have no force and effect whatever unless and until the Overlandlord consents in writing to both this Restated Sublease and a contemporaneous fully executed Sublease between Sublessee and PatientKeeper, Inc. for space on the fourth floor of the building at 20 Guest Street, Boston (Brighton), Massachusetts. Sublessor agrees promptly upon the execution hereof to request such consent from the Overlandlord pursuant to
Section 6.1.6 of the Overlease. In making such request Sublessor will request Overlandlord to agree to send to Sublessee a copy of any notice of default under the Overlease sent to Sublessor; however, Sublessor makes no representation or warranty that Overlandlord will so agree. In the event the Overlandlord requires any reimbursement for legal or other fees incurred by Overlandlord in connection with such consent pursuant to said Section 6.1.6, Sublessor shall pay such fees. In the event Overlandlord has not consented in writing to this Sublease within thirty days from the date hereof either party may terminate this Restated Sublease by written notice to the other given prior to Sublessor's receipt of such consent from Overlandlord. In such event such termination shall be Sublessee's only remedy.

            10. By its execution hereof, Sublessee acknowledges that it accepts the Premises "as is" and in their present condition and state of repair.

            11. It is agreed that the relationship between, and the rights of Sublessor and Sublessee shall with respect to enforcement of the provisions of this Restated Sublease and termination hereof be governed by Article IX of the Overlease as if they were Landlord and Tenant respectively. Further, Sublessee shall pay all of Sublessor's actual, out-of-pocket costs of enforcing this Restated Sublease, including reasonable attorneys' fees. For the purposes of this paragraph 11, "Annual Rent" shall mean, during the Original Term and the Extended Term, the rent referred to in paragraph 3 hereof; during the Second Extended Term, the rent referred to in paragraph 2 hereof.

            12. Sublessee agrees, from time to time, upon not less than ten (10) days' prior written request by Sublessor, to execute, acknowledge and deliver to Sublessor a statement in writing, addressed to such party as Sublessor shall designate in its notice to Sublessee, certifying that this Restated Sublease is unmodified and in full force and effect and that the Sublessee has no defenses, offsets or counterclaims against its obligations to pay the rent and perform its other covenants under this Restated Sublease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), the dates to which the rent have been paid and a statement that to the knowledge of Sublessee, but without having made any particular inquiry, Sublessor is not in default hereunder (or if in default, stating the nature of such default in reasonable detail). Any statement delivered pursuant to this Paragraph 13 may be relied upon by any prospective purchaser or mortgagee of the Sublease Premises.

            13. Sublessor agrees from time to time, upon not less than ten (10) days' prior written request by Sublessee, to execute, acknowledge and deliver to Sublessee a statement in writing, addressed to such party as Sublessee shall designate in its notice to Sublessor, certifying that this Restated Sublease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the nature of such modifications in reasonable detail), the dates to which the rent has been paid and a statement that to the knowledge of Sublessor, but without having made any particular inquiry, Sublessee is not in default hereunder (or if in default, stating the nature of such default in reasonable detail). Any statement delivered pursuant to this paragraph 13 may be relied upon by any prospective purchaser of, or party secured by the interest of Sublessee herein.

            14. The Sublessee agrees not to violate any of the terms and provisions of the Overlease or do anything that will subject the Overlease to termination by the Overlandlord under the provisions of the Overlease. The Sublessor agrees not to do anything that will subject the Overlease to termination by the Overlandlord under the provisions of the Overlease. In the event the Overlease is terminated due to the fault of the Sublessor, the Sublessor shall be liable for all damages to the Overlandlord pursuant to the terms of the Overlease, but the foregoing shall not limit any liability of Sublessee to Sublessor for any default of Sublessee hereunder.

            15. Upon reasonable notice and at reasonable times, except in cases of emergency, in which event no such notice shall be required, Sublessor or its representatives may enter to view the Premises to assure compliance with the terms of this Sublease and to show the Premises to prospective purchasers, lenders and tenants. In so doing Sublessor shall use reasonable efforts to avoid interfering with the operation of Sublessee's business in the Premises.

            16. Sublessee shall not have any right to assign or further sublease all or any portion of the Premises or permit any other party to use all or any portion of the same.

            17. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly served if and when delivered by hand or mailed by registered, certified or express mail, postage prepaid, return receipt requested and addressed:

            If to Sublessor:


            CHORDIANT SOFTWARE, INC.
            20400 Stevens Creek Blvd, Suite 400
            Cupertino, CA 95014
            Attn: Alfredo Echauri


            If to Sublessee:

            AMICAS, INC.
            20 Guest Street
            Brighton, Massachusetts 02135-2040
            Attn: John Reichenbach

            With a copy to:

            AMICAS, INC.
            20 Guest Street
            Brighton, Massachusetts 02135-2040

            Attn: General Counsel

      Any of the parties named in this Paragraph 18 may change the address for notices by written notice sent to each of the other persons at the address as set forth herein.

            18. If any provision of this Restated Sublease shall to any extent be determined by any court of competent jurisdiction to be invalid or unenforceable for any reason, the parties agree to amend this Restated Sublease so as to effectuate as nearly as reasonably possible the original intent of the Sublessor and Sublessee. There are no oral or written agreements between Sublessor and Sublessee affecting this Restated Sublease. This Restated Sublease may not be amended, altered, or modified except by an instrument in writing executed by Sublessor and Sublessee; shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts; and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In no event shall Sublessor ever be liable to Sublessee for any consequential or incidental damages, including, without limitation, loss of business or loss of profits.

            19. The parties acknowledge that pursuant to Section 2.1 of the Overlease Sublessee will have the right to use forty-seven automobile parking spaces ("Spaces") in the garage that services the Premises.

            20. Except to the extent inconsistent with the terms hereof or specifically recited herein to the contrary, Sublessee shall have all of the rights and perform all of the obligations of the tenant under the Overlease and Sublessor shall have all of the rights of the landlord under the Overlease, all as therein provided; however with respect to obligations of the landlord under the Overlease which pursuant to the terms hereof inure to the benefit of the Sublessee, Sublessor's maximum obligation shall be to use diligent efforts to require the landlord under the Overlease to perform such obligations after written notice from Sublessee to Sublessor of such failure to perform such obligations by the landlord under the Overlease.

      In confirmation thereof it is agreed that the Sublessee shall have no rights in or except as otherwise herein provided) obligations under the following Articles (and subsidiary portions thereof, herein called "Sections") of the Overlease and the same shall have no application to this Sublease:

            Sections 2.3; 2.4; 2.5; Article III (in its entirety); Sections 4.1; 4.2; 4.4; 4.5; 4.6; 4.7; 5.1.7 (but the Sublessor will promptly deliver to Sublessee a copy of any such notice received from the Overlandlord pursuant to the first sentence of said Section 5.1.7 and will use reasonable efforts to enforce the provisions of the second and third sentences of said Section

5.1.7); Section 5.1.8 but in any such case Sublessor will afford Sublessee the benefit thereof to the extent Sublessor itself has the benefit thereof and has no damages of its own to satisfy that are inconsistent with damages of the Sublessee); 5.1.9 (however, Sublessor will provide to Sublessee a copy of any such notice promptly upon its receipt thereof); 6.1.1; 6.1.6; the second paragraph of 6.1.8; 8.4; 10.1 (and the recording of any Notice of Lease with respect to this Restated Sublease or copy of this Restated Sublease, if effected in either case by Sublessee, shall constitute a default on the part of Sublessee hereunder); 10.2; 10.9 and 10.11.

      As to the following recited Articles and Sections, except as and to the extent specifically provided below the same shall apply to, and constitute obligations of Subtenant to be performed in favor of the Sublessor, and also in favor of the Overlandlord unless otherwise specifically stated to the contrary:

      Sections 2.1; 2.2; 4.3; 5.1.1; 5.1.2; 5.1.3; 5.1.4; 5.1.5; 5.1.6; 5.1.10;
5.2; all subsections of Section 5.3 (to the extent a violation thereof is a violation by Overlandlord and such violation causes damage to Sublessor, Sublessee acknowledging that the provisions of Section 5.3 "speak" as of the execution date of the Overlease); 6.1.2; 6.1.3, exclusive of the last paragraph thereof, Sublessee agreeing however to continuously occupy the premises during the Original Term, the Extended Term and, if exercised, the Second Extended Term; 6.1.4; 6.1.5; 6.1.7 (and such indemnity shall also run to Sublessor as well); the first paragraph of Section 6.1.8; (such insurance coverage shall name Sublessor as an insured as well as Overlandlord and Sublessee will provide Sublessor with a certificate evidencing such coverage no later than the execution date hereof); 6.1.9; 6.1.10; 6.1.11 (and which provision shall also include such costs if incurred by Sublessor); 6.1.12; 6.1.13; 6.1.14; 6.1.15 (this provision being intended to apply to the Original Term, the Extended Term and if exercised, the Second Extended Term, and to the rent then payable by Sublessee hereunder except that in the event Sublessee holds over at the end of the term of the Overlease, Sublessee shall pay to Sublessor the full amount Sublessor is required to pay to the Overlandlord under the Overlease; and further Sublessee in all events shall be and remain liable for all damages sustained by the Sublessor on account of such holding over including, without limitation, the loss of any prospective subtenant if such prospective subtenant otherwise was prepared to occupy the Premises after the expiration of the term of this Sublease); 6.1.6 (and the indemnification and defense provisions thereof shall apply to Sublessor as well as the Overlandlord); 6.1.7; all portions of
Section 6.2 except that the same shall refer to the execution of this Restated Sublease rather than the Overlease; 7.1.1; 7.1.2 (however any election to terminate the Overlease shall be that of Sublessor and not Sublessee); 7.1.3; 7.1.4; (except that Sublessee shall not be obligated to repair or restore the portion of the Premises initially constructed by Overlandlord, regardless of whether such portion was paid for by Overlandlord or Sublessor) 7.1.5; 7.1.6;
7.1.7 (but the calculation of any rental deduction shall apply to the rental under this Sublease rather than the Overlease); 7.2 (except that any right to terminate shall be that of Sublessor and not Sublessee and any abatement or adjustment of rent shall apply to the rental payable under this Restated Sublease and not under the Overlease); 8.1; 8.2; 8.5; 8.6; Article IX in its entirety but as modified and otherwise provided in Paragraph 13 hereof); 10.3; 10.4; 10.5; 10.6; 10.7; 10.8; 10.10; 10.12; and 10.13.

            21. Sublessor shall indemnify, defend and hold Sublessee and its parents, affiliates, shareholders, lenders, directors, agents and employees harmless from and against all claims, demands, actual losses, obligations, liabilities, causes of action, suits, judgments, damages and reasonable costs of defense (including reasonable attorney's fees) caused by any negligence or willful misconduct of Sublessor its employees, contractors and agents to the extent Sublessor otherwise would be liable therefor as a matter of law.

            22. After written notice from Sublessee to Sublessor and the lapse of a reasonable period of time Sublessee shall have the right, but not the obligation to cure any default of Sublessor under the Overlease to the extent a failure to effect such cure would materially and adversely affect the rights of the Sublessee hereunder.

      WITNESS the execution hereof under seal as of the 8th day of March, 2005.

                                 CHORDIANT SOFTWARE, INC.


                                 By
                                    -------------------------------
                                 George A de Urioste, its Chief Operating
                                 Officer and CFO and hereunto duly authorized.


                                 AMICAS, INC.


                                 By
                                    -------------------------------
                                 John Reichenbach, its Senior Vice President and hereunto duly authorized.

May 29, 2002

Chordiant Software
FURNITURE INVENTORY
20 Guest Street, Brighton, Mass

QTY   DESCRIPTION
---   -----------
22    Steelcase Workstations, 8 x 8
5     Steelcase Office Set-ups, 8 x 10
2     Desk with Return, Oak
25    Executive Chair, Black Leather
26    Task Chair, Red
1     Task Chair, Grey
15    Task Chair, Black
1     Task Chair, Purple
11    Side Chair, Grey
10    Side Chair, Black
3     Side Chair, Blue
3     Metal 2 Drawer Lateral File
3     Metal 2 Drawer Lateral File, Cherry Top
1     2 Drawer Lateral File, Oak
1     Laminate Credenza, Grey
1     Laminate Credenza, Black
4     Laminate 2 Shelf Bookcase, Grey
1     Laminate 10' Conference Table, Black
2     6' Oval Table, Cherry
1     Round Table, Oak
1     Laminate Round Table, Black
2     Round Table, Cherry
1     Couch, Purple
1     Wing Chair, Grey
1     End Table, Glass
9     Whiteboards

Misc  Extra Steelcase Workstation Parts

May 29, 2002

Chordiant Software
PHONE SYSTEM INVENTORY
20 Guest Street, Brighton, Mass

QTY   DESCRIPTION
---   -----------
1     Merlin Legend Base Cabinet and power supply
1     Merlin Legend Expansion Cabinet
1     Merlin Legend release CKE4 Processor
1     Merlin Legend 800 8 Trunk Card
1     Merlin Legend 408 4 Trunk/8 Digital Station Card
1     Merlin Legend 100D T-1/ISDN Circuit Card
1     Merlin Legend 800 DID 8 DID Circuit Card
2     Merlin Legend 016 MLX Card for 16 Digital Stations
1     Merlin Legend 012 12 Port Analog Station
1     Merlin Legend 016 16 Port Analog Station

1     Octel 200 Voice Mail system including 4 ports and 5 hours of storage

1     Avaya MLX-20 Operator Console with Direct Station Selector
32    Avaya MLX-10D Ten Button Sets
1     Avaya 6210 Analog set (in the kitchen)

                 CONSENT TO SUBLEASE AND FURTHER AGREEMENTS WITH
                                RESPECT THERETO.

      This agreement is made by and between CHORDIANT SOFTWARE, INC., a Delaware corporation ("Tenant") and BRIGHTON LANDING, LLC (formerly named B.V. Development, LLC) a Delaware limited liability company ("Overlandlord").

      Reference is hereby made to that certain lease (the "Overlease") from Overlandlord to Tenant dated June 9, 2000, relating to certain premises (the "Premises") on the second floor of the building at 20 Guest Street, in the Brighton section of Boston, Massachusetts. Reference is further made to that certain amended and restated sublease (the "Restated Sublease") from Tenant to AMICAS, Inc., a Delaware corporation ("Subtenant") dated March 8th, 2005, under which the Premises are subleased to the Subtenant. A copy of the Restated Sublease is attached hereto. In consideration of the premises and the mutual covenants hereinafter set forth and for one dollar and other valuable consideration each party hereto to the other paid, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

      1. Pursuant to Subsection 6.1.6 of the Overlease the Overlandlord hereby consents to the Restated Sublease; however, such consent shall not release Tenant from its continuing primary liability under the Overlease.

      2. The Tenant agrees that in the event the Tenant is in default under the Overlease for the non-payment of Annual Base Rent, Tenant's Share of Excess Property Taxes or Tenant's Share of Excess Operating Costs (each as defined in the Overlease and, collectively, "Rent") after the giving of any required notice thereof and the lapse of any cure period applicable thereto which default tenant does not contest on a bona fide basis, then Overlandlord shall have the right while such default continues (unless prior to the cure thereof the Overlease has been terminated on account thereof) and so long as Subtenant is in possession of the Premises to collect all rent then and thereafter due from the Subtenant to the Tenant under the Restated Sublease and apply such amounts to the unpaid Rent due Overlandlord under the Overlease. At the written request of Overlandlord, Tenant will notify Subtenant that such payments should be paid to Overlandlord.


      3. If the Overlandlord agrees in writing with the Subtenant to accept the Restated Sublease for the balance of its stated term, then Tenant shall deliver to Overlandlord the security deposit of Subtenant under the Restated Sublease which Tenant then holds, and Overlandlord will then hold such security deposit pursuant to the terms of the Restated Sublease. In such event upon the delivery of the said security deposit to the Overlandlord, Tenant shall thereafter be relieved of any responsibility therefor.

      4. This document may be signed in any number of counterparts, all of which, when taken together, shall constitute a single integrated document.

      WITNESS the execution hereof under seal this 10th day of March, 2005.

                                        B.V. DEVELOPMENT, LLC.


                                        By: David C. Brodney, Building Manager
                                            -----------------------------------

                                        CHORDIANT SOFTWARE, INC.


                                        By: Alfredo Echauri, Facilities Manager
                                            -----------------------------------

ASSENTED TO:

AMICAS, INC.

By:
    --------------------------------

John Reichenbach, Senior Vice President


                                       11